Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-215026 on Form S-8 of our report dated March 31, 2017, relating to the consolidated financial statements of SenesTech, Inc., for the years ended December 31, 2016 and 2015, which appear in this Annual Report on Form 10-K/A of SenesTech, Inc. for the year ended December 31, 2016.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

November 6, 2017